SCHEDULE A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                               (Amendment No. __)


Filed by the Registrant       |X|

Filed by a Party other than the Registrant      |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement

|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

|X|   Definitive Proxy Statement

|_|   Definitive Additional Materials

|_|   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                                    IGI, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


     -----------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

|X|   No fee required.

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration
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
                                   IGI, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD SEPTEMBER 24, 1998

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of IGI, Inc., a Delaware corporation (the "Company"), will be held on Thursday, September 24, 1998 at 1:00 p.m. at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts (the "Meeting") for the purpose of considering and voting upon the following matters:

          1. To elect eight directors to serve until the next Annual Meeting of Stockholders.

          2. To approve an amendment to the Company's 1991 Stock Option Plan increasing the number of shares of the Company's Common Stock, $.01 par value per share, authorized for issuance from 2,600,000 to 3,100,000 shares.

          3. To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for the current fiscal year.

          4. To transact such other business as may properly come before the Meeting or any adjournment thereof.

     The Board of Directors has no knowledge of any other business to be transacted at the Meeting.

     The Board of Directors has fixed the close of business on Friday, August 7, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting and at any adjournments thereof.

     A copy of the Company's Annual Report to Stockholders for the year ended December 31, 1997, which contains financial statements and other information of interest to stockholders, accompanies this Notice and the enclosed Proxy Statement.

                                         By Order of the Board of Directors,

                                           ROBERT E. MCDANIEL,
                                           Secretary

August 28, 1998

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                                   IGI, INC.

                         WHEAT ROAD AND LINCOLN AVENUE
                            BUENA, NEW JERSEY 08310

                         ------------------------------
                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD SEPTEMBER 24, 1998
                         ------------------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of IGI, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on Thursday, September 24, 1998 at 1:00 p.m. at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts, and at any adjournments thereof (the "Meeting").

     All proxies will be voted in accordance with the instructions of the stockholder. If no choice is specified, the proxies will be voted in favor of the proposals set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of a written revocation to the Secretary of the Company. Attendance at the Meeting will not itself be deemed to revoke a Proxy unless the stockholder gives affirmative notice at the Meeting that the stockholder intends to revoke the Proxy and vote in person.

     Only the record holders of shares of common stock, $.01 par value per share, of the Company (the "Common Stock") at the close of business on August 7, 1998 may vote at the Meeting. Each share entitles the record holder to one vote on each of the matters to be voted upon at the Meeting. On August 7, 1998, there were 9,466,667 shares of Common Stock outstanding.

     The Notice of Meeting, this Proxy Statement, the enclosed Proxy and the Company's Annual Report for the year ended December 31, 1997 are being mailed to stockholders on or about August 28, 1998.

BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth information as of July 31, 1998 with respect to the beneficial ownership of shares of Common Stock by (i) each person known to the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) the directors of the Company, (iii) the Chief Executive Officer and the executive officers of the Company listed in the "Summary Compensation Table" below, one of which is a former executive officer (collectively, the "Named Executive Officers"), and (iv) the directors and executive officers of the Company as a group. Unless otherwise noted, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

                                                                   NUMBER           PERCENT
BENEFICIAL OWNER                                                  OF SHARES         OF CLASS
----------------                                                  ---------         --------
Stephen J. Morris .......................................         2,254,635(1)        23.8%
  66 Navesink Avenue
  Rumson, New Jersey
Jane E. Hager ...........................................         1,204,815(2)        12.5%
  Pinnacle Mountain Farms
  Lyndeboro, NH 03082
Edward B. Hager, M.D.  ..................................         1,065,815(3)        10.8%
  Pinnacle Mountain Farms
  Lyndeboro, NH 03082

                                                                   NUMBER           PERCENT
BENEFICIAL OWNER                                                  OF SHARES         OF CLASS
----------------                                                  ---------         --------
Mellon Bank Corporation .................................           881,310(4)         9.1%
  One Mellon Bank Center
  Pittsburgh, Pennsylvania 15258
John P. Gallo ...........................................           643,397(5)         6.6%
  Country Club Lane
  Buena, NJ 08310
David G. Pinosky, M.D....................................           304,900(6)         3.1%
Terrence O'Donnell.......................................            70,000(7)           *
Constantine L. Hampers, M.D..............................            63,000(8)           *
Terrence D. Daniels......................................            40,000(9)           *
Paul D. Paganucci........................................            40,000(9)           *
Stephen G. Hoch..........................................            42,250(10)          *
Lawrence N. Zitto........................................            67,500(11)          *
Surendra Kumar...........................................             8,000              *
Kevin J. Bratton.........................................            26,500(12)          *
F. Steven Berg...........................................                --              *
All executive officers and directors, as a group
  (13 Persons)...........................................         2,292,965(13)       21.8%

------------------

   *  Less than 1% of the Common Stock outstanding.

 (1) The information reported is based on an Amendment No. 2 to Schedule 13D dated December 29, 1997 and filed with the Securities and Exchange
      Commission (the "Commission") by Stephen J. Morris. Mr. Morris has sole voting power and investment power with respect to 1,481,000 shares and shared voting power with respect to 773,635 shares.

 (2) Includes 639,815 shares beneficially owned by Dr. Hager, as co-trustee of the Hager Family Trust as to which Mrs. Hager as co-trustee of the Hager
      Family Trust, has shared voting and investment power. Includes 140,000 shares which may be acquired pursuant to stock options exercisable within 60 days after July 31, 1998.

 (3) Includes 425,000 shares which Dr. Hager may acquire pursuant to stock options exercisable within 60 days after July 31, 1998, and 639,815 shares
      (listed above) beneficially owned by Mrs. Hager as co-trustee of the Hager
      Family Trust.

 (4) The information reported is based on a Schedule 13G dated January 20, 1998, filed with the Commission by Mellon Bank Corporation. Includes
      240,000 shares which may be acquired pursuant to warrants exercisable within 60 days after July 31, 1998.

 (5) Includes 325,000 shares which Mr. Gallo may acquire pursuant to stock options exercisable within 60 days after July 31, 1998. The Company terminated Mr. Gallo as President and Chief Operating Officer of the
      Company on November 22, 1997.

 (6) Includes 140,000 shares which may be acquired pursuant to stock options exercisable within 60 days after July 31, 1998.

 (7) Consists of 70,000 shares which may be acquired pursuant to stock options exercisable within 60 days after July 31, 1998.

 (8) Includes 60,000 shares which may be acquired pursuant to stock options exercisable within 60 days after July 31, 1998.

 (9) Consists of 40,000 shares which may be acquired pursuant to stock options exercisable within 60 days after July 31, 1998.

 (10) Consists of 42,250 shares which may be acquired pursuant to stock options exercisable within 60 days after July 31, 1998.

 (11) Includes 52,500 shares which may be acquired pursuant to stock options exercisable within 60 days after July 31, 1998.

 (12) Consists of 21,000 shares which may be acquired pursuant to stock options exercisable within 60 days after July 31, 1998.

 (13) Includes 1,030,750 shares which may be acquired pursuant to stock options exercisable within 60 days after July 31, 1998.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock ("Reporting Persons") to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Except as set forth below, and based solely on its review of copies of reports filed by Reporting Persons furnished to the Company, the Company believes that during 1997 its officers, directors and holders of more than 10% of the Company's Common Stock complied with all Section 16(a) filing requirements. F. Steven Berg, a director of the Company, failed to file on a timely basis a Form 3 -- Initial Statement of Beneficial Ownership of Securities.

VOTES REQUIRED

     The holders of a majority of the shares of Common Stock outstanding shall constitute a quorum for the transaction of business at the Meeting. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the Meeting.

     The affirmative vote of the holders of a plurality of the shares of Common Stock voted at the Meeting is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock voted at the Meeting is required to approve the amendment of the 1991 Stock Option Plan and to ratify the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company.

     Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes cast in favor of such matter, and also will not be counted as shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on a matter that requires the affirmative vote of the holders of a certain percentage of the shares of Common Stock voting on a matter.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

NOMINEES FOR ELECTION AS DIRECTORS

     The persons named as proxies in the accompanying Proxy intend (unless authority to vote therefor is specifically withheld) to vote for the election of the persons named below as directors to hold office until the next Annual Meeting of Stockholders and until their respective successors are elected and qualified. Each nominee is presently serving as a director of the Company and has consented to being named in this Proxy Statement and to serve if elected. If any of the nominees becomes unavailable to serve as a director, the persons named as proxies in the accompanying Proxy may vote the Proxy for substitute nominees. The Board of Directors has no reason to believe that any of the nominees will be unable to serve if elected. John P. Gallo, a current director of the Company, has not been nominated for re-election to the Board of Directors.

     The following table sets forth certain information with respect to the nominees:

                                       DIRECTOR   PRINCIPAL OCCUPATION, OTHER BUSINESS EXPERIENCE
NAME                             AGE    SINCE     DURING PAST FIVE YEARS AND OTHER DIRECTORSHIPS
----                             ---   --------   -----------------------------------------------
Edward B. Hager, M.D. .........  67      1977     Chairman of the Board of Directors and Chief
                                                    Executive Officer of the Company since 1977;
                                                    Chairman of the Board of Directors and Chief
                                                    Executive Officer of Novavax, Inc. from 1987
                                                    to June 1996; Chairman of the Board of
                                                    Directors of Novavax, Inc. from February 1997
                                                    to March 1998; Dr. Hager is the husband of
                                                    Jane E. Hager.

Jane E. Hager..................  52      1977     President of Prescott Investment Corp. (real
                                                    estate development), Lyndeboro, NH since
                                                    1991; former Treasurer and Secretary of IGI,
                                                    Inc.; Director of Fleet Bank-NH, Nashua, NH
                                                    from 1986 to 1997; Trustee and Treasurer of
                                                    the University System of New Hampshire;
                                                    Overseer of Dartmouth Mary Hitchcock
                                                    Hospital; Incorporator of New Hampshire
                                                    Charitable Fund, Concord, NH; Director of
                                                    Novavax, Inc. from February 1997 to March
                                                    1998; Mrs. Hager is the wife of Edward B.
                                                    Hager.

David G. Pinosky, M.D..........  68      1980     Member of the faculty of the University of
                                                    Miami School of Medicine since 1963; Medical
                                                    Director, Psychiatric Unit, Palmetto General
                                                    Hospital, Hialeah, FL since 1986; President,
                                                    Miami Psychiatric Associates since 1971;
                                                    Medical Director of Highland Park General
                                                    Hospital, Miami, FL from 1971 to 1986.

Terrence O'Donnell.............  54      1993     Member of law firm of Williams & Connolly,
                                                    Washington, D.C. since March 1992 and from
                                                    March 1977 to October 1989; General Counsel
                                                    of Department of Defense from October 1989 to
                                                    March 1992; Special Assistant to President
                                                    Ford from August 1974 to January 1977; Deputy
                                                    Special Assistant to President Nixon from May
                                                    1972 to August 1974; director of MLC
                                                    Holdings.

                                       DIRECTOR   PRINCIPAL OCCUPATION, OTHER BUSINESS EXPERIENCE
NAME                             AGE    SINCE     DURING PAST FIVE YEARS AND OTHER DIRECTORSHIPS
----                             ---   --------   -----------------------------------------------
Constantine L. Hampers, M.D....  65      1994     Chief Executive Officer of MDL Consulting
                                                    Associates since 1996; Chairman of the Board
                                                    of Directors and Chief Executive Officer of
                                                    National Medical Care, Inc., a provider of
                                                    in-center and home kidney dialysis services
                                                    and products, from 1968 to 1996; Executive
                                                    Vice President and Director of W. R. Grace &
                                                    Co. ("W. R. Grace") from 1986 to 1996;
                                                    Director of Artificial Kidney Services at
                                                    Peter Bent Brigham Hospital and Assistant
                                                    Professor of Medicine at Harvard University
                                                    School of Medicine prior to 1968 and for
                                                    several years thereafter.

Paul D. Paganucci..............  67      1996     Chairman of the Board of Directors of Ledyard
                                                    National Bank since 1991; Chairman of the
                                                    Executive Committee of Board of Directors of
                                                    W.R. Grace from 1989 to 1991; Vice Chairman
                                                    of W.R. Grace from 1986 to 1989; Executive
                                                    Vice President of W.R. Grace from January
                                                    1986 to November 1986; Director of HRE
                                                    Properties, Inc., Filene's Basement, Inc. and
                                                    Allmerica Securities Trust.

Terrence D. Daniels............  55      1996     President of Quad-C (a structured investment
                                                    firm) since 1990; Vice Chairman of W.R. Grace
                                                    & Co. from 1986 to 1989; Director of DSG
                                                    International Ltd., Eskimo Pie Corporation
                                                    and Stimsonite Corporation.

F. Steven Berg.................  63      1998     President of Bishopsgate Financial Corp., an
                                                    investment company, since 1990.

     For information relating to shares of the Company owned by each of the directors, see "Beneficial Ownership of Common Stock."

BOARD AND COMMITTEE MEETINGS

     The Board of Directors met seven times during 1997. Each of the current directors attended at least 75% of the meetings of the Board of Directors and the committees on which he or she served. The Board of Directors has an Executive Committee, an Audit Committee, an Independent Committee of Outside Directors, a Financial Affairs Committee and a Compensation and Stock Option Committee.

     The Executive Committee, whose members are Drs. Hager and Hampers and Mrs. Hager, has the authority to exercise the powers of the Board of Directors between Board meetings. Mr. Gallo served on the Executive Committee during 1997, but he is not standing for re-election to the Board of Directors in 1998. The Audit Committee, whose members are Dr. Pinosky, Messrs. O'Donnell (Chairman) and Paganucci and Mrs. Hager, reviews the audit of the Company's accounts, monitors the effectiveness of the audit and evaluates the scope of the audit. The Independent Committee of Outside Directors, whose members are Drs. Hampers and Pinosky and Messrs. O'Donnell, Daniels and Paganucci, reviews and approves transactions between Novavax, Inc. ("Novavax"), the Company's former subsidiary, and the Company and transactions between management and the Company. The Financial Affairs Committee, whose members are Dr. Hampers, Mr. O'Donnell and Mrs. Hager (Chairman), advises management with respect to the investment of the Company's liquid assets. The Compensation and Stock Option Committee, whose members are Drs. Hampers and Pinosky and Messrs. Daniels and O'Donnell, reviews and recommends salaries and other compensatory benefits for the principal officers of the Company and grants stock options to key employees of the Company and its subsidiaries. During 1997, neither the Executive Committee nor the Financial Affairs Committee met and the Independent Committee of Outside Directors and the Compensation and Stock Option Committee each met one time and the Audit Committee met two times. The Company has no nominating committee of the Board of Directors.

DIRECTOR COMPENSATION AND STOCK OPTIONS

     Each director not employed by the Company receives $2,000 for each meeting of the Board of Directors he or she attends.

     Pursuant to the Company's 1991 Stock Option Plan (the "1991 Plan"), each director who is not an employee of the Company (an "Eligible Director") is granted a stock option for the purchase of 20,000 shares of Common Stock sixty days after his or her initial election as a director. In addition, the 1991 Plan provides that each Eligible Director will be granted a stock option to purchase 10,000 shares of Common Stock on the last business day of each of the calendar years through 1999. Each Eligible Director elected on or after March 13, 1991 received an option for the initial grant of 20,000 shares, and each Eligible Director then serving as a director received additional options for 10,000 shares in each of 1992, 1993, 1994, 1995, 1996 and 1997. Options granted to Eligible Directors are exercisable in full beginning on the date which is six months after the date of grant and terminate ten years after the date of grant. Such options cease to be exercisable at the earlier of their expiration or three years after an Eligible Director ceases to be a director for any reason. In the event that an Eligible Director ceases to be a director on account of his death, his outstanding options (whether exercisable or not on the date of death) may be exercised within three years after such date (subject to the condition that no such option may be exercised after the expiration of ten years from its date of grant).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In November 1990, the Company advanced $70,000 to Mr. Gallo, the President and Chief Operating Officer of the Company until the termination of his employment on November 22, 1997. Mr. Gallo issued to the Company a note bearing interest at the Company's bank borrowing rate plus 1/4% per annum and secured by 10,000 shares of Common Stock. As of June 30, 1998, the amount of indebtedness outstanding was $129,083. In April 1998, the Company commenced a lawsuit against Mr. Gallo for damages suffered by the Company for his willful misconduct in the performance of his executive duties. As part of the lawsuit, the Company is also demanding that Mr. Gallo repay this indebtedness. Due to the uncertainty of the outcome of the litigation against Mr. Gallo, the Company has recorded a reserve against the note receivable balance at December 31, 1997.

     During 1997, Dr. Hager and other Company personnel traveled at various times on Company business on an airplane owned by a company which is wholly-owned by Jane E. Hager, his wife and a director of the Company. Total charges to the Company for its use of the airplane in 1997 were $68,930. The Board of Directors authorized use of the aircraft for business travel, provided that (i) the air travel rate billed to the Company for use of the airplane be at least as favorable as the rate charged by private aircraft owners unaffiliated with the Company, and (ii) use of the airplane be limited to 100 hours at $1,350 per hour. However, the Company was only billed for Dr. Hager's business use of the aircraft at rates not exceeding those for first class commercial airfare.

     The Company has $6,857,142 of revolving credit notes and a $12,000,000 working capital line of credit with Fleet Bank - NH and Mellon Bank, N.A. Mrs. Hager, as director of the Company, was a director of Fleet Bank - NH from 1986 to 1997. In connection with the April 29, 1998 Extension Agreement, the Company issued to Mellon Bank warrants to purchase an aggregate of 240,000 shares of the Company's Common Stock at an exercise price of $3.50 per share. On August 19, 1998, the Company and its bank lenders, Fleet Bank - NH and Mellon Bank, N.A., entered into a Forbearance Agreement whereby the banks agreed to forbear from exercising their rights and remedies arising from covenant defaults through January 31, 1999. As of July 31, 1998, Mellon Bank was the beneficial owner of 881,310 shares of the Company's Common Stock or 9.1% of the outstanding shares.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth the cash and noncash compensation for each of the last three fiscal years awarded to or earned by both the Chief Executive Officer of the Company, the four most highly compensated executive officers of the Company who received compensation in excess of $100,000 during 1997 and who were serving as executive officers at the end of 1997 and the former President of the Company who would have been one of the Company's four most highly compensated executive officers, but for the fact that the Company terminated his employment prior to the end of 1997.

                           SUMMARY COMPENSATION TABLE

                                                                        LONG-TERM
                                                                       COMPENSATION
                                                                       ------------
                                                                          AWARDS
                                        ANNUAL COMPENSATION            ------------
                                ------------------------------------    SECURITIES
                                                      OTHER ANNUAL      UNDERLYING       ALL OTHER
       NAME AND                  SALARY     BONUS    COMPENSATION(1)    OPTIONS(2)    COMPENSATION(3)
  PRINCIPAL POSITION     YEAR     ($)        ($)           ($)             (#)              ($)
  ------------------     ----    ------     -----    ---------------    ----------    ---------------
Edward B. Hager .......  1997   $303,480   $    --       $   --               --          $11,944
  Chief Executive        1996    345,455        --           --           50,000           12,864
  Officer                1995    314,050    55,000           --           50,000           12,062
John P. Gallo (4) .....  1997    329,172        --        1,678               --           12,288
  President and Chief    1996    345,455        --       44,860           50,000           12,772
  Operating Officer      1995    314,050    50,000       41,777           50,000           12,062
Stephen G. Hoch (5) ...  1997    218,149        --        7,200               --            8,166
  Vice President         1996    200,293    10,000        7,200            5,000            9,128
                         1995    186,886     5,000        7,200            5,000            9,609
Lawrence N. Zitto (6)..  1997    166,689        --        7,200               --            9,381
  Vice President         1996    155,138    10,000        7,200           10,000           11,562
                         1995    140,196    10,000        7,200           10,000           11,727
Surendra Kumar (7) ....  1997    140,947        --        7,200               --            7,834
  Vice President         1996    130,648     5,000        7,200            5,000            9,362
                         1995    121,990     5,000        7,200            5,000            8,486
Kevin J. Bratton ......  1997    122,723        --        6,000               --            8,847
  Vice President and     1996    116,416     3,000        6,000            5,000           10,588
  Treasurer              1995    113,807     2,000        6,000            5,000           10,938

------------------
(1) The amounts shown in this column represent automobile allowances, medical expense reimbursement, housing allowances and compensation for unused vacation time. Mr. Gallo received $38,653 and $36,237 in 1996 and 1995, respectively, as compensation for unused vacation time. Mr. Gallo received no compensation for unused vacation time in 1997.

(2) The Company has never granted any stock appreciation rights.

(3) The amounts shown in this column represent premiums for group life insurance and medical insurance paid by the Company and the Company's contributions under its 401(k) plan. The group life insurance premiums paid by the Company for each of Dr. Hager and Messrs. Gallo, Hoch, Zitto, Kumar and Bratton for the last fiscal year were $800, $1,128, $1,230, $1,230, $1,058 and $1,023, respectively. The medical insurance premiums paid by the Company during 1997 for each of Dr. Hager and Messrs. Gallo, Hoch, Zitto, Kumar and Bratton were $8,581, $7,843, $4,402, $6,259, $5,047 and $6,259, respectively. The
    Company's matching contributions under its 401(k) savings plan to each of Dr. Hager and Messrs. Gallo, Hoch, Zitto, Kumar and Bratton for the last fiscal year were $2,563, $2,579, $2,534, $1,892, $1,729 and $1,615, respectively.

(4) In connection with the December 1995 spinoff of Novavax, a formerly majority-owned subsidiary of the Company, Mr. Gallo also served as Chief Operating Officer and Treasurer of Novavax from January 1996 to June 30, 1996. Pursuant to a Transition Services Agreement entered into by the

    Company and Novavax to facilitate the spinoff, Novavax agreed to pay half of Mr. Gallo's salary during this time. In November 1997, the Company terminated Mr. Gallo for willful misconduct in the performance of his executive duties.

(5) Mr. Hoch resigned in July 1998.

(6) Mr. Zitto resigned in April 1998.

(7) Dr. Kumar resigned in February 1998.

STOCK OPTIONS

     No stock options or SARs were granted to any Named Executive Officers during 1997. The following table summarizes option exercises during 1997 by the Named Executive Officers, and the value of the options held by such persons at the end of 1997.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                            NUMBER OF
                                                      SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                             SHARES                    UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                           ACQUIRED ON    VALUE        AT FISCAL YEAR-END            AT FISCAL YEAR-END
                            EXERCISE     REALIZED              (#)                          ($)
NAME                           (#)       ($) (1)    EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE(2)
----                       -----------   --------   -------------------------   ----------------------------
Edward B. Hager..........    20,000      $ 11,950             425,000/0                    $0/$0
John P. Gallo............        --            --             325,000/0                      0/0
Stephen G. Hoch..........        --            --          42,250/8,250                      0/0
Lawrence N. Zitto........        --            --         52,500/15,000                      0/0
Surendra Kumar...........        --            --          34,250/7,500                      0/0
Kevin J. Bratton.........        --            --          21,000/7,000                      0/0

------------------
(1) Represents the difference between the exercise price and the last sales price of the Common Stock on the date of exercise.

(2) Value based on market value of the Company's Common Stock at the end of fiscal 1997 ($3.75 per share) minus the exercise price.

EMPLOYMENT AGREEMENTS

     In October 1997, the Company amended the Employment Agreement with each of Dr. Hager and Mr. Gallo to provide for a reduction in their annual salaries, but extended the period for payment of the reduced salaries through the year 2005. On January 19, 1998, the Board of Directors rescinded the revised salary arrangements for Dr. Hager and restored the annual salary payable under his Employment Agreement ($380,000 for 1997). In addition, pursuant to his Employment Agreement, Dr. Hager is entitled to an annual increase of 10% of his prior year's salary each year through December 31, 1999, the expiration date of the Employment Agreement. However, Dr. Hager has waived the 10% increase for 1998 and agreed to defer the payment of his annual salary to preserve cash for the Company's cash needs. Dr. Hager's accrued unpaid salary as of June 30, 1998 was $190,000 and that amount plus future deferred salary payments will be paid to Dr. Hager at such time as the Board of Directors of the Company, in consultation with the Compensation Committee, determines that the Company's cash position is adequate to pay the deferred amount and to resume the current payment of his salary. Dr. Hager's Employment Agreement also provides for continuation of his salary through December 31, 1999 in the event he is terminated without cause prior to that date.

     Mr. Gallo, the former President of the Company, had an Employment Agreement similar to Dr. Hager's. However, on November 22, 1997, the Company terminated Mr. Gallo's employment for willful misconduct in the performance of his executive duties, and on April 21, 1998 the Company commenced a lawsuit against Mr. Gallo.

     Each of Dr. Hager and Mr. Gallo is bound by certain non-compete and non-solicitation obligations for five years after termination of employment or such longer period during which he receives severance payments under the employment agreement.

     The Company has finalized arrangements with each of Messrs. John F. Wall and Paul Woitach, Senior Vice President and Chief Financial Officer of the Company and President and Chief Operating Officer of the Company, respectively, on the basic terms of their employment by the Company that have not been formalized into a final document. Pursuant to these agreements, Messrs. Wall and Woitach are entitled to continuation of their respective salary for up to one year for Mr. Wall and up to 18 months for Mr. Woitach, based upon the length of service, if terminated without cause prior to that date. The arrangements for Messrs. Wall and Woitach are for a one year period which is automatically extended annually unless terminated by the Company by written notice at least 90 days prior to renewal.

                      REPORT OF THE COMPENSATION COMMITTEE

Overview and Philosophy

     The Compensation and Stock Option Committee of the Board of Directors (the "Committee") is composed of four non-employee directors and is responsible for the development and administration of the Company's executive compensation policies and programs, subject to the review and approval by the full Board. The Committee reviews and recommends to the Board for its approval the salaries and incentive compensation for the executive officers of the Company and grants stock options to executives and other key employees of the Company and its subsidiaries.

     The objectives of the Company's executive compensation program are to:

     o Support the achievement of strategic goals and objectives of the Company.

     o Attract and retain key executives critical to the long-term success of the Company.

     o Align the executive officers' interests with the success of the Company.

Compensation Program

     The Company's executive compensation program consists of three principal elements -- base salary, annual cash incentive compensation and long-term incentive compensation in the form of stock options.

     The base salaries of Dr. Hager and Mr. Gallo were established pursuant to the terms of employment agreements between each of them and the Company. See "Employment Agreements." Base salary levels for the Company's executive officers are generally established based on a review of compensation for competitive positions in the market, the executives' job skills and experience and judgments as to past and future contributions of the executives to the Company's success. Because the Company is engaged in the animal health products and skin care products businesses, it is difficult to make meaningful comparisons with similar companies. The Committee seeks to set the annual base salaries of its executives at levels competitive with those paid to executives in these businesses. It seeks, however, to provide its executives with opportunities for substantially higher compensation through annual incentive awards and stock options.

     The annual cash incentive compensation is designed to tie annual awards to Company and individual executive performance. Accordingly, the Committee considered a number of factors in determining whether annual incentive awards should be paid, including (i) achievement by the Company and/or specific business units of approved budgets, new product introductions, progress in development of new products and operating income and cash flow goals and (ii) achievement by the executives of their assigned objectives. In considering individual performance, as contrasted to Company performance, the Committee relies more on subjective evaluations of executive performance than on quantitative data or objective criteria.

     Long-term incentives for executive officers and key managers are provided through stock options. The objectives of this program are to align executive and stockholder long-term interests by creating a strong and direct link between executive compensation and stockholder return, and to enable executives to develop and maintain a significant, long-term stock ownership position in the Company's Common Stock.

     Stock options are granted at an option price equal to the fair market value of the Company's Common Stock on the date of grant and will only have value if the Company's stock price increases. In selecting executives eligible to receive option grants and determining the amount of such grants, the Committee evaluates a variety of factors including (i) the job level of the executive, (ii) option grants awarded by competitors to executives at a comparable job level, and (iii) past, current and prospective service to the Company rendered, or to be rendered, by the executive. It has been the Company's practice to fix the exercise price of option grants at 100% of the fair market value per share on the date of grant.

Chief Executive Officer's 1997 Compensation

     Dr. Edward B. Hager, Chairman of the Board and Chief Executive Officer of the Company, is eligible to participate in the same executive compensation plans available to the other Company executives. The Committee has set Dr. Hager's total annual compensation, including annual incentive awards and potential additional compensation derived from the Company's stock option program, at a level it believes is competitive with other comparable companies.

     Dr. Hager's annual compensation is governed in large part by the terms of his employment agreement with the Company. Pursuant to his employment agreement, Dr. Hager is entitled to an annual increase of 10% of his prior year's salary each year through December 31, 1999, the expiration date of the employment agreement. However, Dr. Hager has waived the 10% increase for 1998 and agreed to defer the payment of his annual salary to preserve cash for the Company's cash needs. Dr. Hager's accrued unpaid salary as of June 30, 1998 was $190,000 and that amount plus future deferred salary payments will be paid to Dr. Hager at such time as the Board of Directors of the Company, in consultation with the Compensation Committee, determines that the Company's cash position is adequate to pay the deferred amount and to resume the current payment of his salary. Dr. Hager's Employment Agreement also provides for continuation of his salary through December 31, 1999 in the event he is terminated without cause prior to that date.

     The Committee did not award Dr. Hager any additional options in 1997.

Tax Considerations

     Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over one million dollars paid to its chief executive officer and its other Named Executive Officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. Based on the compensation received by Dr. Hager and the other Named Executive Officers, it does not appear that the Section 162(m) limitation will have a significant impact on the Company in the near term. While the Committee does not currently intend to qualify its annual cash incentive compensation as a performance-based plan, it will continue to monitor the impact of Section 162(m) on the Company.

                                          Compensation and Stock Option
                                          Committee

                                          Constantine L. Hampers, M.D., Chairman
                                          Terrence D. Daniels
                                          Terrence O'Donnell
                                          David G. Pinosky, M.D.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Drs. Hampers, Chairman, and Pinosky and Messrs. Daniels and O'Donnell served on the Compensation and Stock Option Committee during 1997.

COMPARATIVE STOCK PERFORMANCE

     The graph below compares the cumulative total stockholder return on the Common Stock of the Company for the last five fiscal years with the cumulative total return on the AMEX Composite Index and a peer group over the same period (assuming the investment of $100 in the Company's Common Stock, the AMEX Composite Index and the peer group on December 31, 1992, and reinvestment of all dividends). The peer group consists of the Company, The Liposome Company, Inc., Sequus Pharmaceuticals (formerly Liposome Technology, Inc.), Nexstar Pharmaceuticals (formerly Vestar, Inc.) and Advanced Polymer Systems, Inc.


                                   [GRAPHIC]

              In the printed version of the document, a line graph
                appears which depicts the following plot points:



                                         12/31/92   12/31/93   12/31/94   12/31/95   12/31/96   12/31/97
                                         --------   --------   --------   --------   --------   --------
IGI Inc................................    100         87        118        124        102         57
Peer Group.............................    100         71         72        153        154         74
AMEX Composite.........................    100        120        109        137        146        172

              PROPOSAL 2 -- PROPOSED INCREASE IN SHARES AUTHORIZED
                        UNDER THE 1991 STOCK OPTION PLAN

     On March 17, 1998, the Company's Board of Directors adopted, subject to stockholder approval, an amendment to the Company's 1991 Stock Option Plan (the "1991 Plan") increasing the number of shares of Common Stock authorized for issuance under the 1991 Plan from 2,600,000 to 3,100,000. The Board of Directors believes that stock options have been, and will continue to be, an important element in attracting and maintaining key employees and directors. The Company does not believe that the current number of shares authorized under the 1991 Plan is adequate for the Company's needs. As of July 31, 1998, 731,500 shares of Common Stock remained available for future grants of stock options under the 1991 Plan.

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid to the corporation's Chief Executive Officer and four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. In particular, income recognized upon the exercise of a stock option is not subject to the deduction limit if the option was issued under a plan approved by stockholders that provides a limit to the number of shares that may be issued under the plan to any individual.

ADMINISTRATION AND ELIGIBILITY

     The 1991 Plan and the grant of options thereunder is administered by the Compensation and Stock Option Committee of the Company's Board of Directors. The Compensation and Stock Option Committee has the power to determine which key employees of the Company will be granted options under the 1991 Plan, whether such options will be incentive stock options (ISOs) or nonstatutory stock options (NSOs), the number of shares of Common Stock covered by, and the duration of, each option so granted under the 1991 Plan, and other terms and conditions applicable to each option so granted under the 1991 Plan. All executive officers and the key employees of the Company and its subsidiaries are eligible to participate in the 1991 Plan. Consultants and advisors to the Company and its subsidiaries are eligible to receive NSOs under the 1991 Plan. At June 30, 1998, the Company and its subsidiaries had approximately 198 full-time employees. The last sale price of the Company's Common Stock reported by the American Stock Exchange on March 30, 1998 was $3.125 per share. On March 30, 1998, the AMEX suspended the trading of the Company's Common Stock as a result of the Company's announcement that it would not be able to file its 1997 Annual Report on Form 10-K with the AMEX and the Securities and Exchange Commission by March 31, 1998, the due date of that report. The approximate number of holders of record of the Company's Common Stock at June 30, 1998 was 897 (not including stockholders for whom shares are held in a "nominee" or "street" name).

     As of July 31, 1998 the Company had approximately 198 employees and seven non-employee directors, all of whom were eligible to participate in the 1991 Plan. The number of individuals receiving awards varies from year to year depending on various factors, such as the number of promotions and the Company's hiring needs during the year, and thus the Company cannot now determine award recipients. From the initial adoption of the 1991 Plan through July 31, 1998, options to purchase an aggregate of 300,000 shares thereunder had been granted to Edward B. Hager, M.D., the Chairman of the Board of Directors, Chief Executive Officer and nominee for director of the Company; options to purchase an aggregate of 58,000 shares thereunder had been granted to Stephen G. Hoch, a former Vice President of the Company; options to purchase an aggregate of 47,000 shares thereunder had been granted to Lawrence Zitto, a former Vice President of the Company; options to purchase an aggregate of 30,000 shares thereunder had been granted to Surrendra Kumar, a former Vice President of the Company; options to purchase an aggregate of 43,000 shares thereunder had been granted to Kevin
J. Bratton, Vice President and Treasurer of the Company; options to purchase an aggregate of 300,000 shares thereunder had been granted to John P. Gallo, a director and former employee of the Company; options to purchase an aggregate of 60,000 shares thereunder had been granted to Jane E. Hager, a non-employee director and nominee for director of the Company; options to purchase an aggregate of 60,000 shares thereunder had been granted to David G. Pinosky, M.D., a non-employee director and nominee for director of the Company; options to purchase an aggregate of 70,000 shares thereunder had been granted to Terrence O'Donnell, a non-employee director and nominee for director of the Company; options to purchase an aggregate of 60,000 shares thereunder had been granted to Constantine L. Hampers, M.D., a non-employee director and nominee for director of the Company; options to purchase an aggregate of 40,000 shares thereunder had been granted to Terrence D. Daniels, a non-employee director and nominee for director of the Company; options to purchase an aggregate of 40,000 shares thereunder had been granted to Paul D. Paganucci, a non-employee director and nominee for director of the Company; options to purchase an aggregate of 20,000 shares thereunder had been granted to F. Steven Berg, a nominee for director of the Company; options to purchase an aggregate of 1,028,000 shares and 350,000 shares thereunder had been granted to all current executive officers as a group and all current non-employee directors as a group, respectively; no options to purchase shares thereunder had been granted to any associate of any director, executive officer or nominee for director of the Company, and an aggregate of 528,000 shares thereunder had been granted to all employees of the Company who are not executive officers.

PURCHASE PRICE AND OPTION TERMS

     The price at which shares of Common Stock may be purchased upon the exercise of options granted under the 1991 Plan is determined by the Compensation and Stock Option Committee at the time the option is granted. In the case of ISOs granted to employees and options which the Company intends to qualify as performance-based compensation under Section 162(m) of the Code, the exercise price may not be less than the fair market value of a share of Common Stock on the date the option is granted. In the case of ISOs granted to an employee who owns more than 10% of the Common Stock at the time of grant, the exercise price per share may not be less than 110% of such fair market value. The exercise price per share for NSOs granted to key employees may not be less than 50% of the fair market value of a share of Common Stock on the date of grant. The maximum number of shares for which options may be granted in any one calendar year to any one person is 100,000. In the case of NSOs granted to Eligible Directors, the exercise price per share shall be the fair market value of a share on the date of grant. No ISO granted under the 1991 Plan may be exercised more than ten years after the date of grant, and no ISO granted to a person who owns more than 10% of the Common Stock at the time of grant may be exercised more than five years following the date of grant. The 1991 Plan expires in 2001.

     While the Company may grant options which become exercisable at different times or within different periods, the Company has generally granted options which are exercisable on a cumulative basis in annual installments of 25% each during the first, second, third and fourth years after the date of grant.

     Except as the Compensation and Stock Option Committee may otherwise determine or provide in an option grant, options granted under the 1991 Plan cannot be sold, assigned, transferred, pledged or otherwise encumbered by the optionee, either voluntarily or by operation of law, except by will or the laws of descent and distribution. All options granted under the 1991 Plan to key employees will terminate no later than three months after the severance of the employment relationship between the Company and the optionee for any reason, for cause or without cause, other than death. In the event that an employee dies before the date of expiration of an option, such option will terminate one year following the date of death (subject to the condition that no option is exercisable after the expiration of ten years from its date of grant).

     Optionees who exercise options to purchase securities under the 1991 Plan may pay cash in the amount of the option exercise price and/or deliver other shares of Common Stock owned by the optionee with a fair market value equal to the exercise price of the option shares to be purchased.

     In the event of a dissolution, liquidation, merger, consolidation or reorganization of the Company (an "Event"), the Board may decide to terminate each outstanding option. If the Board so decides, such option shall terminate as of the effective date of the Event, but the Board shall provide optionees a reasonable notice period during which options which are then exercisable may be exercised.

DIRECTOR OPTIONS

     Sixty days after initial election as a non-employee director ("Eligible Director") by either the Board of Directors or the Company's stockholders, each Eligible Director is granted NSOs for 20,000 shares of Common Stock. In addition, each Eligible Director who was a director on the last business day of each 1992, 1993, 1994, 1995, 1996 and 1997 was granted a nonstatutory option to purchase 10,000 shares of Common Stock, and each Eligible Director then serving as a director on the last business day of each of 1998 and 1999 will be granted a nonstatutory option to purchase 10,000 shares of Common Stock. The exercise price per share is the fair market value on the date of grant. Options granted to Eligible Directors are exercisable in full beginning six months after the date of grant and terminate ten years after the date of grant. Such options cease to be exercisable at the earlier of their expiration or three years after an Eligible Director ceases to be a director for any reason. In the event that an Eligible Director ceases to be a director on account of his death, his outstanding options (whether exercisable or not on the date of death) may be exercised within three years after such date (subject to the condition that no such option may be exercised after the expiration of ten years from its date of grant).

FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the United States federal income tax consequences that generally will arise with respect to options granted under the 1991 Plan and with respect to the sale of Common Stock acquired under the 1991 Plan.

  Incentive Stock Options

     In general, a participant will not recognize taxable income upon the grant or exercise of an incentive stock option. Instead, a participant will recognize taxable income with respect to an incentive stock option only upon the sale of Common Stock acquired through the exercise of the option ("ISO Stock"). The exercise of an incentive stock option may, however, subject the participant to the alternative minimum tax.

     Generally, the tax consequences of selling ISO Stock will vary with the length of time that the participant has owned the ISO Stock at the time it is sold. If the participant sells ISO Stock after having owned it for at least two years from the date the option was granted (the "Grant Date") and one year from the date the option was exercised (the "Exercise Date"), then the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price.

     If the participant sells ISO Stock for more than the exercise price prior to having owned it for at least two years from the Grant Date and one year from the Exercise Date (a "Disqualifying Disposition"), then all or a portion of the gain recognized by the participant will be ordinary compensation income and the remaining gain, if any, will be a capital gain. This capital gain will be a long-term capital gain if the participant has held the ISO Stock for more than one year prior to the date of sale.

     If a participant sells ISO Stock for less than the exercise price, then the participant will recognize capital loss equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be a long-term capital loss if the participant has held the ISO Stock for more than one year prior to the date of sale.

  Nonstatutory Stock Options

     As in the case of an incentive stock option, a participant will not recognize taxable income upon the grant of a nonstatutory stock option. Unlike the case of an incentive stock option, however, a participant who exercises a nonstatutory stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock acquired through the exercise of the option ("NSO Stock") on the Exercise Date over the exercise price.

     With respect to any NSO Stock, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, a participant generally will recognize capital gain or loss in an amount equal to the excess of the sale price of the NSO Stock over the participant's tax basis in the NSO Stock. This capital gain or loss will be a long-term gain or loss if the participant has held the NSO Stock for more than one year prior to the date of the sale.

  Tax Consequences to the Company

     The grant of an option under the 1991 Plan will have no tax consequences to the Company. Moreover, in general, neither the exercise of an incentive stock option nor the sale of any Common Stock acquired under the 1991 Plan will have any tax consequences to the Company. The Company generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the 1991 Plan, including as a result of the exercise of a nonstatutory stock option or a Disqualifying Disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code. The Company will have a withholding obligation with respect to ordinary compensation income recognized by participants with respect to NSOs under the 1991 Plan who are employees or otherwise subject to withholding.

BOARD RECOMMENDATION

     The Board of Directors believes that the amendment to the 1991 Plan increasing the number of shares of Common Stock authorized for issuance from 2,600,000 to 3,100,000 shares is in the best interests of the Company and its stockholders and recommends that the stockholders vote FOR the amendment.

           PROPOSAL 3 -- RATIFICATION OF THE APPOINTMENT OF AUDITORS

     The Board of Directors has selected PricewaterhouseCoopers LLP as auditors of the Company for the fiscal year ending December 31, 1998, subject to ratification by stockholders at the Meeting. If this proposal is not approved at the Meeting, the Board of Directors will reconsider this selection. A representative of PricewaterhouseCoopers LLP is expected to be present at the Meeting to respond to appropriate questions, and to make a statement if he or she so desires.

     On July 23, 1997, the Company was informed by Coopers & Lybrand L.L.P., who were the Company's independent accountants for the years ended December 31, 1996 and 1995, that it was resigning as the Company's auditors effective as of that date. Coopers & Lybrand L.L.P.'s reports on the Company's 1996 and 1995 financial statements contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principle. The decision to terminate the client-auditor relationship between the Company and Coopers & Lybrand L.L.P. was made by Coopers & Lybrand L.L.P. and neither the Company's Board of Directors nor its Audit Committee participated in the decision to change the Company's independent accountants. For the fiscal years ended December 31, 1996 and 1995 the Company is unaware of any disagreements with Coopers & Lybrand L.L.P. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreements would have caused Coopers & Lybrand L.L.P. to make reference thereto in their report on the financial statements for such periods.

     On September 8, 1997, the Company engaged Price Waterhouse LLP to act as its independent accountants. The Company did not consult with Price Waterhouse LLP during the fiscal years ended December 31, 1996 and 1995 and any subsequent interim period prior to engaging them regarding matters that were or should have been subject to Statement on Auditing Standard No. 50 or any subject matter of a disagreement or reportable event with its former accountant.

                 STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

     Any proposal that a stockholder intends to present at the 1999 Annual Meeting of Stockholders must be submitted to the Secretary of the Company at its offices, Wheat Road and Lincoln Avenue, Buena, New Jersey 08310, no later than December 17, 1998, in order to be considered for inclusion in the Proxy Statement relating to that meeting.

     If a stockholder of the Company wishes to present a proposal before the 1999 Annual Meeting, but does not wish to have the proposal considered for inclusion in the Company's proxy statement and proxy card, such stockholder must also give written notice to the Secretary of the Company at the address noted above. The Secretary must receive such notice prior to March 2, 1999. If a stockholder fails to provide timely notice of a proposal to be presented at the 1999 Annual Meeting, the proxies designated by the Board of Directors of the Company will have discretionary authority to vote on any such proposal.

                                 OTHER MATTERS

     The Board of Directors knows of no other business which will be presented for consideration at the Meeting other than that described above. However, if any other business should come before the Meeting, it is the intention of the persons named in the enclosed Proxy to vote, or otherwise act, in accordance with their best judgment on such matters.

     The Company will bear the costs of soliciting proxies. In addition to solicitations by mail, the Company's directors, officers and regular employees may, without additional remuneration, solicit proxies by telephone, telegraph, facsimile and personal interviews. The Company will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting the Proxies. The Company will reimburse such brokerage houses and other persons for their reasonable expenses in connection with this distribution.

     THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION IS APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                          By Order of the Board of Directors,

                                               ROBERT E. MCDANIEL,
                                               Secretary

August 28, 1998

                                   APPENDIX A

                                    IGI, INC.
                             1991 STOCK OPTION PLAN

1. Purpose of Plan

     The purpose of this plan (the "Plan") is to encourage key employees, including officers, of IGI, Inc., a Delaware corporation, ("IGI") and any present or future subsidiary and parent of IGI (hereinafter collectively referred to as the "Company") to acquire shares of common stock of IGI, $.01 par value per share, (the "Common Stock") and thereby increase their proprietary interest in the Company's success and provide an added incentive to remain in the employ of the Company. It is also the purpose of the Plan to grant options to purchase Common Stock to Eligible Directors of IGI (as defined in Section 4 of the Plan) in order to enhance the Company's ability to attract and retain the services of such persons, to provide additional incentive to them and to encourage the highest level of performance by them by offering them a proprietary interest in the Company's success. The words parent and subsidiary shall be interpreted in accordance with Section 422A and Section 425 of the Internal Revenue Code of 1986, as from time to time amended (the "Code"). It is intended that options granted under the Plan shall constitute either "incentive stock options" within the meaning of Section 422A of the Code, or "non-qualified options," as determined by the Committee named in Section 3 of the Plan in its sole discretion and indicated on each form of option grant (the "Option Grant"), and the terms of the Plan and Option Grants shall be construed accordingly, provided, however, that Eligible Directors shall be granted only non-qualified options.

2. Shares Reserved under the Plan

     Subject to the adjustment provided in Section 9, the aggregate number of shares of Common Stock of IGI which may be issued and sold pursuant to options granted under the Plan shall not exceed 500,000 shares of Common Stock, which may be either authorized but unissued shares or treasury shares. If any options granted under the Plan shall terminate or expire without being fully exercised, the shares which have not been purchased will again become available for purposes of the Plan.

3. Administration

     The Plan shall be administered solely by a committee (the "Committee") consisting of not less than three (3) members of the Board of Directors of IGI (the "Board"). None of the members of the Committee shall be, or shall have been at any time within one year prior to the date of his appointment to the Committee, a person who in the opinion of counsel to the Company is not a

"disinterested person" as such term is used in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Act"). The Committee shall be appointed by, and shall serve at the pleasure of, the Board of Directors. A majority of the members present at any meeting at which a quorum is present, and any acts approved in writing by all of the members of the Committee without a meeting, shall constitute the acts of the Committee. The Committee shall have the powers granted to it in Sections 3, 4, 5, 7, and 8 of this Plan. The Committee is authorized to interpret the Plan and, subject to the provisions of the Plan, to prescribe, amend, and rescind rules and regulations relating thereto. The Committee is further authorized, subject to the express provisions of the Plan, to alter or amend the form of Option Grant attached hereto and to make all other determinations necessary or advisable in the administration of the Plan. The interpretation and administration by the Committee of any provisions of the Plan and the Option Grant shall be final and conclusive on all persons having any interest therein.

     No member of the Committee or the Board shall be held liable for any action or determination made in good faith with respect to the Plan or any option granted thereunder.

4. Option Grants

     Options to purchase shares of Common Stock under the Plan may be granted to key employees (including officers and directors who are employees) of the Company. In selecting the employees to whom options will be granted and in deciding how many shares of Common Stock will be subject to each option, the Committee shall give consideration to the importance of an employee's duties, to his experience with the Company, to his future value to the Company, to his present and potential contribution to the success of the Company, and to such other factors as the Committee may deem relevant. Subject to the express provisions of the Plan and the form of Option Grant incorporated herein by reference as from time to time altered or amended, the Committee shall have authority to determine with respect to each Option Grant executed and delivered to a key employee the number of installments, the number of shares of Common Stock in each installment, and the exercise dates, and, to the extent not inconsistent with the applicable provisions of the Code, if any, may specify additional restrictions and conditions for any Option Grant executed and delivered to a key employee. Each incentive stock option shall expire not later than ten years from the date of the grant of such option.

     Except as provided in Section 7 below, no incentive stock option may be granted to any employee who, at the time such option is granted, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company within the meaning of Section 422A of the Code.

     The date of grant of an option to a key employee under the Plan shall be the date the Committee votes to grant the option, but no optionee who is a key employee shall have the right to exercise his option until the Company has executed and delivered the Option Grant to such optionee. Each option granted under the Plan to a key employee shall be evidenced by and subject to the terms and conditions of the Option Grant which is incorporated into the Plan by reference as from time to time altered or amended.

     No stock option may be transferred by the optionee, other than by will or the laws of descent and distribution or a distribution pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act or the rules thereunder. A stock option can be exercised during the optionee's life only by him, or by any person to whom such option may have been transferred as described in this paragraph.

     "Eligible Directors" shall mean directors who are directors on the date of grant (and, if applicable, on the date of amendment of a grant), who are not employees of the Company and who are not eligible to participate under any other Company stock related plan unless in the opinion of counsel to the Company such participation would not impair the status of such Eligible Director as a "disinterested person" within the meaning of Rule 16b-3 promulgated under the Act.

     Sixty days after his or her initial election as a director by either the Board of Directors or the Company's shareholders, each Eligible Director shall be granted a non-qualified option to purchase 20,000 shares of Common Stock, and each Eligible Director who is a director on the last business day of calendar 1992 shall on such day be granted a non-qualified option to purchase 10,000 shares of Common Stock, and each Eligible Director who is a director on the last business day of calendar 1993 shall on such day be granted a non-qualified option to purchase 10,000 shares of Common Stock.

     The date of grant of an option to an Eligible Director under the Plan shall be the applicable day referred to immediately above.

5. Option Plan

     The price per share at which each option granted under the Plan to a key employee may be exercised shall be determined by the

Committee subject to the provisions of this Section 5. In the case of an incentive stock option, the exercise price shall not be less than the fair market value per share on the date of grant, as determined by the Committee in accordance with applicable provisions of the Code then in effect with respect to incentive stock options. In the case of a non-qualified option, the exercise price shall not be less that 50% of the fair market value per share on the date of grant, as so determined. The purchase price per share of Common Stock under each non-qualified option granted to an Eligible Director shall be the fair market value of such Common Stock as determined by the closing sales price of such Common Stock on the principal exchange on which such Common Stock is traded on the date of grant, or if there are no sales on such date, on the trading day next preceding the date of grant on which a sale took place, or, if the Common Stock is not so traded, then as determined by a principal market maker for such Common Stock selected by the Committee. In no event shall the option price per share for any option under the Plan be less than the par value per share.

6. Limitation on Amount

     The aggregate fair market value (determined at the time the option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by an individual during any calendar year under all plans of the Company shall not exceed $100,000.

7. Special Rule for 10 Percent Shareholders

     The Committee may grant incentive stock options under this Plan to persons who own more than 10 percent of the combined voting stock of the Company if (i) at the time of the Option Grant the price per share at which the option may be exercised is at least 110 percent of the fair market value of the stock subject to the option and (ii) such option is not exercisable after the expiration of five years from the date such option is granted.

8. Non-Qualified Options

     Notwithstanding the provisions of Sections 4, 5, 6 and 7 of this Plan, the Committee may grant options which in one or more respects do not meet the requirements for incentive stock options established by Section 422A of the Code. The Committee shall indicate on each Option Grant whether an incentive stock option within the meaning of Section 422A of the Code or a non-qualified option is thereby granted, provided, however, that Eligible Directors shall be granted only non-qualified options.

     Except as otherwise provided in this Plan, the Committee, in its sole discretion, shall establish the terms and conditions for each non-qualified option which it grants. Such terms and conditions may, but need not, include some or all of the provisions of Section 4, 5, 6 and 7 of this Plan with respect to incentive stock options. If the Committee grants an option which in all respects meets the requirements for incentive stock options it may nonetheless designate such option a non-qualified option on the Option Grant, in which case it shall be deemed not to be an incentive stock option.

     Each option granted under the Plan to an Eligible Director shall be evidenced by and subject to the terms and conditions of an Option Grant. Notwithstanding the provisions of the second paragraph of this Section 8, each Option Grant executed and delivered to an Eligible Director shall contain the following terms and conditions. Each non-qualified option granted to an Eligible Director shall expire ten years from the date of grant of such option, and shall be exercisable in full beginning on the date which is six months after the date of grant thereof and not before. Each Eligible Director to whom an option is granted may exercise such option from time to time, in whole or in part, during the period that it is exercisable, by payment of the option price of each share purchased, in cash or by delivery of other shares of the Company's Common Stock owned by the Eligible Director with a fair market value equal to the exercise price of the optioned shares purchased, or in any combination of the two forms of payment. Options granted to an Eligible Director shall cease to be exercisable at the earlier of their expiration or three years after the date such Director ceases to be a director for any reason. If an Eligible Director ceases to be a director on account of his death, any non-qualified option previously granted to him, whether or not exercisable at the date of death, may be exercised by his executor, administrator or the person or persons to whom his rights under the option shall pass by will or the applicable laws of descent and distribution, at any time within three years after the date of death, but in no event after the expiration of the option. In the event of an exercise of an option granted to an Eligible Director, the shares of Common Stock subject thereto will be acquired for investment and not with a view to distribution thereof unless there shall be an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), with respect thereto. In the event that the Company, upon the advice of counsel, deems it necessary to list upon official notice of issuance shares to be issued pursuant to the Plan on a national securities exchange or to register under the 1933 Act or other applicable federal or state statute any shares to be issued pursuant to the Plan, or to qualify any such shares for exemption from the registration requirements of the 1933 Act under the Rules and Regulations of the Securities and

Exchange Commission or for similar exemption under state law, then the Company shall notify each Eligible Director to that effect and no shares of Common Stock subject to an option shall be issued until such registration, listing or exemption has been obtained. The Company shall make prompt application for any such registration, listing or exemption pursuant to federal or state law or rules of such securities exchange which it deems necessary and shall make reasonable efforts to cause such registration, listing or exemption to become and remain effective. Nothing in this Plan or in the Option Grant will confer upon any Eligible Director the right to continue as a director of IGI. The shares of Common Stock issued on exercise of the option shall be subject to any restrictions on transfer then in effect pursuant to the Certificate of Incorporation or By-laws of the Company.

9. Adjustment of Shares Reserved Under the Plan

     The aggregate number and kind of shares reserved under the Plan, the maximum number of shares as to which options may be granted to any individual and the option price per share shall be appropriately adjusted by the Board in the event of any recapitalization of the Company, but no adjustment in the option price shall be made which would reduce the option price per share to less than the par value per share.

10. Dissolution or Reorganization

     Prior to a dissolution, liquidation, merger, consolidation, or reorganization of the Company (the "Event"), the Board may decide to terminate each outstanding option. If the Board so decides, such option shall terminate as of the effective date of the Event, but the Board shall suspend the exercise of all outstanding options a reasonable time prior to the Event, giving each optionee not less than fourteen days' written notice of the date of suspension, prior to which an optionee may purchase in whole or in part the shares available to him as of the date of receipt of the notice. If the Event is not consummated, the suspension shall be removed and all options shall continue in full force and effect.

11. Amendment and Termination of Plan

     The Board may amend, suspend, or terminate the Plan, including the form of Option Grant incorporated herein by reference. No such action, however, may, without approval or ratification by the shareholders, increase the maximum number of shares reserved under the Plan except as provided in Section 9, alter the class or classes of employees eligible for options, change the number of shares of Common Stock subject to options to be granted to Eligible Directors or the exercise price thereof

(other than pursuant to Section 9 of this Plan), or the date of grant or the terms and conditions expressly set forth in Section 8 of this Plan, with respect to options granted to Eligible Directors, or make any other change which, pursuant to the Code or regulations thereunder or Section 16(b) of the Act and regulations promulgated thereunder, requires action' by the shareholders. No such action may, without the consent of the holder of the option, alter or impair any option previously granted. The provisions of the Plan which relate to the grant of options to Eligible Directors shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder.

     In any event, the Plan shall terminate 10 years from the date of adoption by the Board of Directors, or if earlier, from the date of approval by the shareholders. Any shares remaining under the Plan at the time of termination which are not subject to outstanding options and any shares which thereafter become available because of the expiration or termination of an option shall cease to be reserved for purposes of the Plan.

12. Right to Terminate Employment

     Nothing contained herein or in any Option Grant executed pursuant hereto shall restrict the right of the Company to terminate the employment of any optionee at any time.

13. Date of Adoption

     The date of adoption of this Plan by the Board and the Plan's effective date is March 13, 1991.

14. Date of Approval

     The date of approval of this Plan by the shareholders is May 9, 1991.


                                    IGI, INC.
                            KEY EMPLOYEE OPTION GRANT

     This incentive stock option/non-qualified option, granted as of         ,
19   (the "Option") is granted by IGI, Inc. ("IGI") to              (the
"Optionee"), an employee of IGI or a parent or subsidiary of IGI (hereinafter collectively referred to as the "Company").

1. Shares Subject to Option

     Pursuant to the provisions of the IGI, Inc. 1991 Stock Option Plan, as amended from time to time (the "Plan"), IGI hereby grants to the Optionee an
option to purchase      shares of its Common Stock ($.01 par value) (the
"Optioned Shares") at a price of $      per share, in accordance with and
subject to all the terms and conditions of the Plan and subject to the terms and conditions hereinafter set forth. The Plan and any amendments are hereby incorporated by reference and made a part hereof.

2. Term and Exercise of Option

     Except as otherwise provided in the Plan, or in this Option, the Option
shall terminate at the close of business   years from the date of grant and may
be exercised only by the Optionee or, to the extent provided in Section 3(b) hereof, by his legal representative.

     While the Option is effective and the Optionee continues to be employed by the Company, the Optioned Shares shall become available for purchase by the Optionee in installments on the following dates:

               Date                     Number of Shares




     Unpurchased portions of available installments may be accumulated and subsequently purchased by the Optionee. The option price of each share purchased shall be paid in cash or by delivery of other shares of the Company's Common Stock owned by the Optionee with a fair market value equal to the exercise price of the Optioned Shares to be purchased, or in any combination of the two forms of payment.

     If the Option is not an incentive stock option within the meaning of
Section 422A of the Internal Revenue Code of 1986, as from time to time amended, then in addition to payment of the option price for each share purchased, the Optionee shall pay the amount of federal and state withholding taxes determined by the Committee named in Section 3 of the Plan (or by the Committee's designate) to be owing with respect to the compensation income that the Optionee will realize upon each share purchased.

     The Company, upon fulfillment of the requirements for exercise, including receipt of the payment of the purchase price and all applicable withholding taxes, shall deliver the shares purchased hereunder to the Optionee.

3. Terms and Conditions of Exercise

     Each exercise and purchase of shares pursuant to the Option shall be subject to the following terms and conditions:

          (a) The Optionee shall have remained in the continuous employ of the Company from the date of the Option Grant until the date of exercise, provided that, if the Optionee's employment terminates for any cause other than death, the Optionee may purchase in whole or in part within three months after termination of employment the shares available to him on his termination date provided that the expiration date of the Option as to such shares shall not have occurred.

          (b) If the Optionee dies, then his legal representative or the person or persons to whom his rights under the Option shall pass by will or by the applicable laws of descent and distribution shall be entitled, subject to the condition that no Option shall be exercisable after the expiration of ten years from the date it was granted, within twelve months after the date of his death, to exercise the Option to the extent that the Optionee would have been entitled to exercise the Option on the date of his death.

          (c) The Optionee shall hold the Optioned Shares for investment and not with a view to, or for resale in connection with, any public distribution of such shares, and if requested, shall deliver to the Company appropriate certificates to that effect. This restriction shall terminate upon the registration of such shares under federal and state securities laws.

          (d) In the event that the Company, upon the advice of counsel, deems it necessary to list upon official notice of issuance any shares to be issued pursuant to the Plan on a national securities exchange or to register under the Securities Act of 1933 or other applicable federal or state statute any shares to be issued pursuant to the Plan, or to qualify any such shares for exemption from the registration requirements of the Securities Act of 1933 under the Rules and Regulations of the Securities and Exchange Commission or for similar exemption under state law, then the Company shall notify the Optionee to that effect and no Optioned Shares shall be issued until such registration, listing or exemption has been obtained. The Company shall make prompt application for any such registration, listing or exemption pursuant to federal or state law or rules of such securities exchange which it deems necessary and shall make reasonable efforts to cause such registration, listing or exemption to become and remain effective.

4. Option Non-Transferable

     The Option may not be transferred by the Optionee or by operation of law other than by will or by the laws of descent and distribution, or by a distribution pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act or the rules thereunder. It may be exercised during the lifetime of the Optionee only by him or by any person to whom the Option may have been transferred as described in this paragraph.

5. Right to Terminate

     Nothing contained in the Option Grant shall restrict the right of the Company to terminate the employment of the Optionee at any time.

 6.   Dissolution or Reorganization

     Prior to dissolution, liquidation, merger, consolidation, or reorganization of the Company (the "Event"), the Board may decide to terminate each outstanding option. If the Board so decides, each option shall terminate as of the effective date of the Event, but the Board shall suspend the exercise of all outstanding options a reasonable time prior to the Event, giving each Optionee not less than fourteen days' written notice of the date of suspension, prior to which an Optionee may purchase in whole or in part the Optioned Shares available to him as of the date of receipt of the notice. If the Event is not consummated, the suspension shall be removed and all options shall continue in full force and effect.

7. Restrictions on Transfer of Stock

     The shares of stock issued on exercise of the Option shall be subject to any restrictions on transfer then in effect pursuant to the Certificate of Incorporation or By-laws of the Company and to any other restrictions or provisions attached hereto and made a part hereof or set forth in any contract or agreement binding on the Optionee.

8. Notice Concerning Disposition of Shares

     If the Option granted hereby is an incentive stock option, any disposition by the Optionee of Optioned Shares purchased under the Option within two years from the date of grant or within one year after their transfer to the Optionee will deprive the Optionee of certain tax benefits with respect to the Option which might otherwise be available. Optionees are urged to review the Prospectus for the offering under which the Option is granted for a more detailed discussion of the federal tax consequences of such a disposition under current law.

                                    IGI, INC.

 (Corporate Seal)

                                    By:___________________________
                                       JOHN P. GALLO, President


 Attest:_______________________
        Secretary

                                    IGI, INC.

                                 AMENDMENT NO. 1

                        IGI, INC. 1991 STOCK OPTION PLAN


     The IGI, Inc. 1991 Stock Option Plan (the "Plan") is hereby amended as set forth below:

1. Increase in Authorized Shares

     Section 2 of the Plan is hereby amended by deleting the first sentence thereof and substituting the following therefor:

          "Subject to the adjustment provided in Section 9, the aggregate number of shares of Common Stock of IGI which may be issued and sold pursuant to options granted under the Plan shall not exceed 1,200,000 shares of Common Stock, which may be either authorized but unissued shares or treasury shares."

2. Eligible Director Shares

     The penultimate paragraph of Section 4 of the Plan is hereby amended by adding the following sentence to the end thereof:

          "In addition to the foregoing, each Eligible Director who is a director on the last business day of calendar 1994 shall on such day be granted a non-qualified option to purchase 10,000 shares of Common Stock, each Eligible Director who is a director on the last business day of calendar 1995 shall on such day be granted a non-qualified option to purchase 10,000 shares of Common Stock, and each Eligible Director who is a director on the last business day of calendar 1996 shall on such day be granted a non-qualified option to purchase 10,000 shares of Common Stock."

3. Transferability of Shares

     The first sentence of the paragraph in Section 4 of the Plan immediately preceding the paragraph defining "Eligible Directors" is hereby deleted and the following shall be substituted in lieu thereof:

          "No stock option may be transferred by the optionee, other than by will or the laws of descent and distribution or, in the case of non-qualified options, a distribution pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act or the rules thereunder."

4. In all other respects, the Plan shall remain in full force and effect.

                                   Adopted by the Board of
                                   Directors on March 11, 1993

                                   Adopted by the Stockholders on
                                   May 12, 1993

                                    IGI, INC.

                                 AMENDMENT NO. 2

                        IGI, INC. 1991 STOCK OPTION PLAN


     The IGI, Inc. 1991 Stock Option Plan, as amended (the "Plan"), is hereby amended as set forth below:

1. Section 1 of the Plan is hereby deleted in its entirety and replaced by the following:

     "The purpose of this plan (the "Plan") is to encourage key employees, including officers, of IGI, Inc., a Delaware corporation ("IGI"), and any present or future subsidiary and parent of IGI (hereinafter collectively referred to as the "Company") to acquire shares of common stock of IGI, $.01 par value per share (the "Common Stock"), and thereby increase their proprietary interest in the Company's success and provide an added incentive to remain in the employ of the Company. It is also the purpose of the Plan to grant options to purchase Common Stock to Eligible Directors of IGI (as defined in Section 4 of the Plan) and consultants and advisors to the Company in order to enhance the Company's ability to attract and retain the services of such persons, to provide additional incentive to them and to encourage the highest level of performance by them by offering them a proprietary interest in the Company's success. The words parent and subsidiary shall be interpreted in accordance with Section 422A and Section 425 of the Internal Revenue Code of 1986, as from time to time amended (the "Code"). It is intended that options granted under the Plan shall constitute either "incentive stock options" within the meaning of Section 422A of the Code, or "non-qualified options," as determined by the Committee named in
     Section 3 of the Plan in its sole discretion and indicated on each form of option grant (the "Option Grant"), and the terms of the Plan and Option Grants shall be construed accordingly, provided, however, that Eligible Directors and consultants and advisors to the Company shall be granted only non-qualified options."

2. Section 2 of the Plan is hereby deleted in its entirety and replaced by the following:

          "Subject to the adjustment provided in Section 9, the aggregate number of shares of Common Stock of IGI which may be issued and sold pursuant to options granted under the Plan shall not exceed 1,900,000 shares of Common Stock, which may be either authorized but unissued shares or treasury shares. Subject to the adjustment provided in Section 9, the maximum number of shares with respect to which options may be granted to any person under the Plan shall not exceed 100,000 shares of Common Stock during any calendar year during the term of the Plan. For the purpose of calculating such maximum number, (a) an option shall continue to be treated as outstanding notwithstanding its repricing, cancellation or expiration and (b) the repricing of an outstanding option or the issuance of a new option in substitution for a cancelled option shall be deemed to constitute the grant of a new additional option, separate from the original grant that is repriced or cancelled. If any options granted under the Plan shall terminate or expire without being fully exercised, the shares which have not been purchased will again become available for purposes of the Plan."

3. The first paragraph of Section 4 of the Plan is hereby deleted in its entirety and replaced by the following:

     "Options to purchase shares of Common Stock under the Plan may be granted to key employees (including officers and directors who are employees) of the Company and consultants and advisors to the Company. In selecting the individuals to whom options will be granted and in deciding how many shares of Common Stock will be subject to each option, the Committee shall give consideration to the importance of an optionee's duties and responsibilities, to his experience with the Company, to his future value to the Company, to his present and potential contribution to the success of the Company, and to such other factors as the Committee may deem relevant. Subject to the express provisions of the Plan and the form of Option Grant incorporated herein by reference as from time to time altered or amended, the Committee shall have authority to determine with respect to each Option Grant executed and delivered to an optionee the number of installments, the number of shares of Common Stock in each installment, and the exercise dates, and, to the extent not inconsistent with the applicable provisions of the Code, if any, may specify additional restrictions and conditions for any Option Grant executed and delivered to an optionee. Each incentive stock option shall expire not later than ten years from the date of the grant of such option."

4. The third paragraph of Section 4 of the Plan is hereby deleted in its entirety and replaced by the following:

     "The date of grant of an option to an optionee under the Plan (other than an Eligible Director) shall be the date the Committee votes to grant the option, but no such optionee shall have the right to exercise his option until the Company has executed and delivered the Option Grant to such optionee. Each option granted under the Plan to an optionee (other than an Eligible Director) shall be evidenced by and subject to the terms and conditions of the Option Grant which is incorporated into the Plan by reference as from time to time altered or amended."

5. The first sentence of Section 5 of the Plan is hereby deleted in its entirety and replaced by the following:

     "The price per share at which each option granted under the Plan to an optionee (other than an Eligible Director) may be exercised shall be determined by the Committee subject to the provisions of this Section 5."

6. The last sentence of the first paragraph of Section 8 of the Plan is hereby deleted in its entirety and replaced by the following:

     "The Committee shall indicate on each Option Grant whether an incentive stock option within the meaning of Section 422A of the Code or a non-qualified option is thereby granted, provided, however, that Eligible Directors and consultants and advisors to the Company shall be granted only non-qualified options."

7. In all other respects, the Plan shall remain in full force and effect.


                                        Adopted by the
                                        Board of Directors
                                        on March 22, 1995

                                        Adopted by the
                                        stockholders on
                                        May 9, 1995

                                    IGI, INC.

                                 AMENDMENT NO. 3

                        IGI, INC. 1991 STOCK OPTION PLAN


     The IGI, Inc. 1991 Stock Option Plan, as amended (the "Plan"), is hereby amended as set forth below:

1. Section 2 of the Plan is hereby amended by deleting the first sentence thereof and substituting the following therefor:

          "Subject to the adjustment provided in Section 9, the aggregate number of shares of Common Stock of IGI which may be issued and sold pursuant to options granted under the Plan shall not exceed 2,600,000 shares of Common Stock, which may be either authorized but unissued shares or treasury shares."

2. Section 3 of the Plan is hereby amended by deleting the second sentence thereof.

3. The first paragraph of Section 4 of the Plan is hereby amended by deleting the first sentence thereof and substituting the following therefor:

          "Options to purchase shares of Common Stock under the Plan may be granted to key employees (including officers and directors who are employees) of the Company and consultants and advisors to the Company and, in accordance with the formula provisions set forth in Section 4 of the Plan, shall be granted to Eligible Directors (as defined below)."

4. The fourth paragraph of Section 4 of the Plan is hereby amended by deleting the first sentence thereof and substituting the following therefor:

          "Except as the Committee may otherwise determine or provide in an Option Grant, options shall not be sold, assigned, transferred, pledged or otherwise encumbered by the optionee, either voluntarily or by operation of law, except by will or the laws of descent and distribution."

5. The fifth paragraph of Section 4 of the Plan is hereby deleted in its entirety and replaced by the following:

          "'Eligible Directors' shall mean directors who are not employees of the Company on the date of grant."

6. The last sentence of the penultimate paragraph of Section 4 of the Plan is hereby deleted in its entirety and replaced by the following:

          "In addition to the foregoing, each Eligible Director shall be granted a non-qualified option to purchase 10,000 shares of Common Stock on the last business day of each of calendar 1994, 1995, 1996, 1997, 1998 and 1999; provided, however, that he or she is then an Eligible Director on such date."

7. The word "Act" in the second sentence of Section 11 of the Plan is hereby amended to read "Securities Exchange Act of 1934, as amended,".

8. In all other respects, the Plan shall remain in full force and effect.


                                        Adopted by the
                                        Board of Directors
                                        on March 19, 1997

                                        Adopted by the
                                        Stockholders on
                                        May 19, 1997

                                   IGI, INC.

                                AMENDMENT NO. 4

                        IGI, INC. 1991 STOCK OPTION PLAN

     The IGI, Inc. 1991 Stock Option Plan, as amended (the "Plan"), is hereby amended as set forth below:

1. Section 2 of the Plan is hereby amended by deleting the first sentence thereof and substituting the following therefor:

          "Subject to the adjustment provided in Section 9, the aggregate number of shares of Common Stock of IGI which may be issued and sold pursuant to options granted under the Plan shall not exceed 3,100,000 shares of Common Stock, which may be either authorized but unissued shares or treasury shares."

2. In all other respects, the Plan shall remain if full force and effect.

                                           Adopted by the
                                           Board of Directors
                                           on March 17, 1998

                                   IGI, INC.
                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD SEPTEMBER 24, 1998

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

       The undersigned, having received notice of the meeting and management's proxy statement therefor, and revoking all prior proxies, hereby appoint(s) Edward B. Hager and Paul P. Brountas, and each of them singly, attorneys or attorney of the undersigned (with full power of substitution in them and each of them) for and in the name(s) of the undersigned to attend the Annual Meeting of Stockholders of IGI, Inc. (the "Company") to be held on Thursday, September 24, 1998 at 1:00 p.m. at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts, and at any adjourned sessions thereof, and there to vote and act upon the following matters in respect of all shares of stock of the Company which the undersigned will be entitled to vote or act upon, with all the powers the undersigned would possess if personally present.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO ANY PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

                PLEASE VOTE, DATE, AND SIGN ON REVERSE SIDE AND
                     RETURN PROMPTLY IN ENCLOSED ENVELOPE.

Please sign this proxy exactly as your name appears on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

HAS YOUR ADDRESS CHANGED?                             DO YOU HAVE ANY COMMENTS?

| |   PLEASE MARK VOTES AS IN THIS EXAMPLE

(1)   Election of Directors

      | |   For

      | |   Withhold

      | |   For all Except

Edward B. Hager, M.D., Jane E. Hager, David G. Pinosky, M.D., Constantine L. Hampers, M.D., Paul D. Paganucci, Terrence O'Donnell, Terrence D. Daniels and
F. Steven Berg.

If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the nominee's name. Your shares voted will be voted for the remaining nominee(s).

(2) To approve an amendment to the Company's 1991 Stock Option Plan increasing the number of shares of Common Stock authorized for issuance from 2,600,000 to 3,100,000.

                     For | |     Against | |    Abstain | |

(3) To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for the current fiscal year.

                     For | |     Against | |    Abstain | |

(4) IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

Please be sure to sign and date this Proxy.         Date:
                                                         -----------------------


----------------------------------                  ----------------------------
Stockholder sign here                               Co-owner sign here